UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Bioanalytical Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 5, 2021

Dear Fellow Shareholders,

As we look back at 2020, we can call it the year of the unexpected. However, we ended the fiscal year with positive momentum and a strong foundation for long-term growth.

Our team now has experience with completing and integrating acquisitions, investing and expanding for internal growth, internally developing new services, rebranding, and enhancing infrastructure and supporting systems. These are all strengths we can further leverage in the future.

Looking forward, we see significant opportunity ahead of us to expand our services, generate a favorable return on our investments and drive value for shareholders. We will always focus on enhancing the client experience, fostering a winning culture, and creating a professional, gratifying work environment. In 2021, we intend to continue to focus on internal growth by adding service offerings and expanding capacity, as well as exploring selective external growth opportunities that might add breadth and value to our platform.

As we execute on our growth strategy, we intend to further develop our brand and increase communication with our stakeholders. To that end, in September 2020, we presented at an investor conference and in February 2021, we plan to initiate quarterly earnings calls.

Attached is this year’s proxy statement. The annual shareholder meeting will be held March 18, 2021. Among other matters, at the 2021 Annual Meeting of Shareholders, we are recommending that the shareholders approve an amendment to our Second Amended and Restated Articles of Incorporation in order to adopt Inotiv, Inc. as our formal corporate name.

I am grateful for the talent and hard work of our team at Inotiv/BASi Research Products, the trust and support of our clients and partners, and the confidence of you, our shareholders, in our leadership, vision and long-term success.

This year has taught us that even when facing considerable challenges and uncertainty, we can succeed if we remain true to our core values and focus on our goals. We look forward to executing on our goals in 2021 and beyond.

Sincerely,

Robert L. Leasure, Jr.

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF BIOANALYTICAL SYSTEMS, INC.

DATE: March 18, 2021

TIME: 10:00 a.m. (ET)

PLACE: Courtyard Marriott Lafayette

150 Fairington Avenue

Lafayette, IN 47905

At the meeting, our shareholders will be asked to:

Board Recommendations
•	Elect two directors to serve until the 2024 Annual Meeting of Shareholders;	FOR

•	Ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for fiscal 2021;	FOR

•	Approve an amendment to our Second Amended and Restated Articles of Incorporation in order to adopt “Inotiv, Inc.” as our corporate legal name; and	FOR

•	Transact such other business as may properly be brought before the meeting.

Holders of the Company’s common shares of record at the close of business on are entitled to notice of, and to vote at, the Annual Meeting. Given public health concerns related to the coronavirus pandemic (COVID-19), we urge you to consider voting in advance of the meeting via one of the remote methods in lieu of attending the meeting in person. This year, we are also offering our shareholders the opportunity to view the Annual Meeting virtually by visiting https://www.inotivco.com/investors/investor-information/ and following the instructions on that webpage. Note that shareholders who view the Annual Meeting virtually will not be able to vote via that broadcast.

While we intend to hold the Annual Meeting in person, we are actively monitoring the coronavirus pandemic, and are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event that it is not advisable to hold the Annual Meeting in person or at the scheduled date, time, or location, we will announce alternative arrangements for the Annual Meeting via a press release as promptly as practicable, which may include holding the Annual Meeting solely by means of remote communication in a virtual meeting format.

This year we will be using the Internet as our primary means of furnishing proxy materials to shareholders. Accordingly, most shareholders will not receive copies of our proxy materials. We instead are mailing a notice with instructions for accessing the proxy materials and voting via the internet, telephone, or mail (the “Notice of Internet Availability”). We encourage you to review these materials and vote your shares. This delivery method allows us to conserve natural resources and reduce the cost of delivery while also meeting our obligations to you, our shareholders, to provide information relevant to your continued investment in the Company. If you received the Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

Your vote is important to us. Please take the time to review our Proxy Statement and submit your votes. Even if you expect to attend the Annual Meeting in person, please vote via Internet, telephone, or mail using the instructions provided on the Notice of Internet Availability.

By Order of the Board of Directors,

Beth A. Taylor

Chief Financial Officer, Vice President of Finance, Secretary

BIOANALYTICAL SYSTEMS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MARCH 18, 2021

GENERAL

This proxy statement is furnished by Bioanalytical Systems, Inc, including as operating under the trade name “Inotiv” (“BASi,” “Inotiv,” the “Company,” “we,” “us,” or “our”) in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. (ET) on Thursday, March 18, 2021, and at any adjournment thereof. The meeting will be held at the Courtyard Marriott Lafayette, 150 Fairington Avenue, Lafayette, Indiana 47905. This year, we are also offering our shareholders the opportunity to view the Annual Meeting virtually by visiting https://www.inotivco.com/investors/investor-information/ and following the instructions on that webpage. Note that shareholders who view the Annual Meeting virtually will not be able to vote via that broadcast.

On or about February 5, 2021, we will be mailing a notice to shareholders with instructions for accessing the proxy materials and voting via the Internet (the “Notice of Internet Availability”).

A shareholder signing and returning the proxy may revoke it at any time before it is exercised by delivering written notice to the Secretary of the Company by filing a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The signing of a proxy does not preclude a shareholder from attending the Annual Meeting in person. All proxies returned prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions contained therein. Any proxy not specifying to the contrary will be voted FOR the election of the nominees for director named below, FOR the ratification of RSM US LLP as the Company’s independent registered public accounting firm for fiscal 2021, FOR the approval of an amendment to our Second Amended and Restated Articles of Incorporation in order to adopt “Inotiv, Inc.” as our corporate legal name (the “Corporate legal name change”) and in accordance with the recommendation of the Board of Directors on any other matter that is properly brought before the meeting.

As of the close of business on January 27, 2021, the record date for the Annual Meeting, there were 11,128,546 common shares of the Company outstanding. Each outstanding common share owned as of January 27, 2021 entitles its holder to one vote. The Company has no other voting securities outstanding. Shareholders do not have cumulative voting rights.

A copy of the Company’s Annual Report on Form 10-K, including audited financial statements and a description of operations for the fiscal year ended September 30, 2020, are available in the “Investors” section of our website at www.inotivco.com. Each shareholder will receive a Notice of Internet Availability containing instructions on how to access our Proxy Statement and our Annual Report to Shareholders and to vote. The Notice of Internet Availability also contains instructions on how you can receive a paper copy of the proxy statement and annual report. Each shareholder will receive a copy of the Notice of Internet Availability whether or not sharing an address with another shareholder. The solicitation of proxies is being made by the Company and all expenses in connection with the solicitation of proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail, but directors, officers and other employees of the Company may also solicit proxies in person or by telephone. The Company will pay any costs so incurred, but the directors, officers and other employees involved in such solicitations will not receive any additional compensation for such actions.

HOW TO VOTE YOUR SHARES

We are pleased to offer you four options for voting your shares:

(1)	You may vote via the Internet by following the instructions provided by the Company until 1:00 a.m. (ET) on March 18, 2021;

(2)	You may vote via telephone by following the instructions provided by the Company until 1:00 a.m. (ET) on March 18, 2021;

(3)	You may attend the Annual Meeting and cast your vote in person; or

(4)	If you have requested a paper copy of the proxy materials, you may complete, sign, date and return a proxy card by mail or hand delivery.

We encourage you to register your vote via the Internet, via telephone or by returning the proxy card. If you attend the meeting in person, you may also submit your vote in person and any votes that you previously submitted — whether via the Internet, by phone, by mail or by hand delivery — will be superseded by the vote that you cast at the meeting. Whether your proxy is submitted by the Internet, by phone, by mail or by hand delivery, if it is properly submitted and if you do not revoke it prior to the meeting, your shares will be voted at the meeting in the manner you indicate. To vote at the meeting, beneficial owners who are not also the record holder of their shares will need to contact the broker, trustee or nominee that holds their shares to obtain a "legal proxy" to bring to the meeting.

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COMMONLY ASKED QUESTIONS AND ANSWERS

Why am I receiving a Notice of Internet Availability of Proxy Materials?

All of our shareholders will receive a Notice of Internet Availability of Proxy Materials containing information on the availability of our proxy materials on the Internet. Shareholders will not receive a printed copy of our proxy materials unless requested in the manner described in the Notice of Internet Availability. The Notice of Internet Availability explains how to access and review this proxy statement and our Annual Report to Shareholders, and how you may vote by proxy.

This proxy statement describes the proposals on which you, as a shareholder of the Company, are being asked to vote. It also gives you information on the proposals to be voted on at the Annual Meeting, as well as other information, so that you can make an informed decision. You are invited to attend the Annual Meeting to vote on the proposals, but you do not need to attend in person in order to vote.

Who can vote at the Annual Meeting?

Shareholders who owned common shares on January 27, 2021, the record date for the Annual Meeting, may attend and vote at the Annual Meeting. Each common share entitles its holder to one vote. There were 11,128,546 common shares outstanding on the record date.

What am I voting on?

We are asking you to elect two Class III directors to the Board of Directors of the Company, to ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for fiscal 2021 and to approve the Corporate legal name change.

What if I change my mind after I give my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	Sending a signed statement to the Company that the proxy is revoked (you may send such a statement to the Company’s Corporate Secretary at our corporate headquarters address listed on the Notice of Meeting);

•	Signing a proxy with a later date; or

•	Voting in person at the meeting.

Your proxy will not be revoked if you attend the meeting, but do not vote.

How many shares must be present to hold the meeting?

To hold the meeting and conduct business, a majority of the Company’s outstanding voting shares as of January 27, 2021 must be present in person or represented by proxies at the meeting. On January 27, 2021, a total of 11,128,546 common shares were outstanding and entitled to vote. Shares representing a majority of these votes, or 5,564,274 shares, must be present at the Annual Meeting, in person or by proxy, to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	They are voted via the Internet by following the instructions on the proxy card;

•	They are voted via the telephone by following the instructions on the proxy card;

•	They are voted in person at the meeting; or

•	They are voted by a properly executed proxy card delivered to the Company via mail or by hand delivery.

Note that viewing the Annual Meeting virtually via the instructions on the webpage we have provided will not count as presence for purposes of establishing a quorum, but abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

Will my shares be voted if I do not attend the Annual Meeting in person, vote via remote means or sign and return my proxy card?

If your shares are registered in your name, they will not be voted unless you vote by the Internet, by telephone, by submitting your proxy card via mail or hand delivery, or by voting in person at the meeting.

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How will my shares be voted if they are held in “street name”?

If your shares are held in “street name,” you should have received voting instructions with these materials from your broker or other nominee. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions.

If you do not give your broker or nominee instructions as to how to vote your shares, they may not be voted, except on routine matters for which the broker or nominee may exercise discretionary authority under applicable rules. For purposes of the Annual Meeting the proposal to ratify RSM US LLP as our independent registered public accounting firm is the only routine matter to be considered. “Broker non-votes” will be counted for purposes of determining whether a quorum is present, but will generally have no effect on the proposals, because they are not considered votes cast.

How many votes must the nominee receive to be elected as a Class III director?

The Class III directors nominated for election will be elected by a plurality of the votes cast, meaning that the two persons receiving the highest number of “for” votes will be elected. Shares represented by your proxy will be voted “for” the election of the nominee recommended by the Company’s Board of Directors, unless you withhold authority for the nominee. Abstentions and broker non-votes are not counted for purposes of determining whether the nominee is elected.

How many votes are required to approve the proposals to be voted on at the Annual Meeting other than the election of directors?

The proposals to ratify RSM US LLP as our independent registered public accounting firm and to approve the Corporate legal name change will be approved if the number of votes cast for approval of the proposal exceeds the number of votes cast against approval of the proposal at the Annual Meeting. Abstentions and broker non-votes are not counted for purposes of determining whether these proposals have been approved.

Who will pay for this proxy solicitation?

We will bear the costs of soliciting proxies from our shareholders. These costs include preparing, assembling, printing, mailing and distributing the proxy statements, proxy cards and annual reports. We will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of common shares.

Corporate Governance Policies and Guidelines

Board Independence

The Board of Directors has determined that Gregory C. Davis, Ph.D., R. Matthew Neff, and Richard A. Johnson, Ph.D. have no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such individuals meet the current independence requirements of the NASDAQ Marketplace Rules, as well as the independence requirements of the Securities and Exchange Commission (“SEC”).

Board Leadership Structure

The roles of Chairman and Chief Executive Officer have been split into two positions. The Board of Directors believes that separating these roles aligns the Company with best practices for corporate governance of public companies and accountability to shareholders. The Board also believes that this separation provides a leadership model that clearly distinguishes the roles of the Board of Directors and management. The separation of the Chairman and Chief Executive Officer positions has historically allowed our Chief Executive Officer to direct his or her energy towards operational and strategic issues while the non-executive Chairman focuses on governance and shareholders. The Company generally believes that separating the Chairman and Chief Executive Officer positions enhances the independence of the Board of Directors, provides independent business counsel for our Chief Executive Officer, and facilitates improved communications between Company management and members of the Board of Directors.

Oversight of Risk Management

It is management’s responsibility to manage our enterprise risks on a day-to-day basis. The Board of Directors is responsible for risk oversight by focusing on our overall risk management strategy and the steps management is taking to manage our risks. While the Board of Directors as a whole maintains ultimate oversight responsibility, the Board of Directors has delegated certain risk management oversight responsibilities to its various committees. The Audit Committee oversees management of market and operational risks that could have a financial impact, such as those relating to internal controls or liquidity. The Compensation Committee is responsible for overseeing risks related to our compensation programs, including structuring and reviewing our executive compensation programs, considering whether such programs are in line with our strategic objectives and incentivizing appropriate risk-taking. The Nominating/Corporate Governance Committee manages risks associated with governance issues, such as the independence of the Board of Directors and key executive succession.

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In addition to its formal compliance programs, the Board of Directors encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations of the Company. The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company and to address them in its long-term planning process.

Committees and Meetings of the Board of Directors

The Board of Directors has established Compensation, Audit and Nominating/Corporate Governance Committees. Scheduled meetings are supplemented by frequent informal exchanges of information and actions taken by unanimous written consents without meetings.

No member of the Board of Directors attended fewer than 75% of the aggregate of the meetings of the Board of Directors and meetings of any committee of the Board of Directors of which he was a member. Other than with respect to Mr. Leasure, who participated in-person, the Board members participated in the 2020 Annual Meeting by phone due to the public health impact of the coronavirus outbreak (COVID-19). All of the members of the Board of Directors are encouraged, but not required, to attend the Company’s annual meetings of shareholders. The following chart shows the number of meetings of each of the committees of the Board of Directors and meetings of the Board of Directors at which a quorum was present:

Committee	Members	Meetings in fiscal 2020
Compensation	Richard A. Johnson, Ph.D. (Chair)	4
	Gregory C. Davis, Ph.D.
	R. Matthew Neff

Audit	R. Matthew Neff (Chair)	4
	Richard A. Johnson, Ph.D.
	Gregory C. Davis, Ph.D.

Nominating/Corporate Governance	Richard A. Johnson, Ph.D. (Chair)	2
	Gregory C. Davis, Ph.D.

Board of Directors		8

The Compensation Committee is responsible for, among other matters, making recommendations to the Board of Directors with respect to:

•	compensation arrangements for the executive officers of the Company;
•	policies relating to salaries and job descriptions;
•	insurance programs;
•	benefit programs, including retirement plans; and
•	administration of the 2018 Equity Incentive Plan.

The Audit Committee is responsible for, among other matters:

•	reviewing with the auditors the scope of the audit work performed;
•	overseeing internal accounting controls;
•	reviewing financial reporting;
•	accounting personnel staffing; and
•	engaging, overseeing and, where necessary, discharging the independent registered public accounting firm.

The Nominating/Corporate Governance Committee is responsible for, among other matters:

•	receiving and reviewing recommendations for nominations to the Board of Directors; and
•	recommending to the Board of Directors individuals as nominees for election to the Board.

The Board of Directors has adopted a written charter for each of the Compensation Committee, the Audit Committee and the Nominating/Corporate Governance Committee, each of which can be found on our website at www.inotivco.com. Compensation Committee, Audit Committee and Nominating/Corporate Governance Committee members are not employees of the Company and, in the opinion of the Board of Directors, are “independent” (as defined by applicable NASDAQ and SEC rules and regulations, including those pertaining to committee members). The Board of Directors has determined that R. Matthew Neff is an “audit committee financial expert” (as defined by Item 407(d)(5)(ii) of Regulation S-K) based upon, among other criteria, his professional experience, as described under “Business Experience of Remaining Members of the Board”.

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Director Nominations

The Nominating/Corporate Governance Committee will consider for nomination as directors persons recommended by shareholders entitled to vote on the election of directors. Such recommendations must be made to the Board of Directors in writing and delivered to Bioanalytical Systems, Inc. (Inotiv), Attention: Corporate Secretary, 2701 Kent Avenue, West Lafayette, Indiana 47906. There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating/Corporate Governance Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, diversity, experience with business and other organizations comparable with the Company, the interplay of the candidate’s experience with that of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and to any of the committees of the Board of Directors. The Nominating/Corporate Governance Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, but the Nominating/Corporate Governance Committee does consider, among other things, a director nominee’s potential contribution to the diversity of background and experience of our Board of Directors, including with respect to age, gender, international background, race and specialized experience. The Nominating/Corporate Governance Committee will evaluate nominees for director submitted by shareholders in the same manner in which it evaluates other director nominees.

The Company’s Second Amended and Restated Bylaws, as amended, provide that nominations of persons for election to the Board of Directors may be made (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Company (1) who is a shareholder of record on the date of the giving of the relevant notice and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting and (2) who complies with the notice procedures set forth in the Second Amended and Restated Bylaws, as amended. For nominations to be made by a shareholder, the shareholder must deliver notice to Bioanalytical Systems, Inc. not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual shareholders meeting. Nominations must be received between November 18, 2021 and December 18, 2021 for consideration at the 2022 Annual Shareholders’ Meeting. Nominations must set forth, with respect to the person nominated, their name, age, business address and residence address, principal occupation or employment, class and number of shares of the Company which are owned beneficially or of record by the person, and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The shareholder making this proposal must state his, her or its name and record address, the class and number of shares of the Company which he, she or it owns beneficially or of record, a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Chair of the Nominating/Corporate Governance Committee or his or her designee shall have the authority to determine whether a nomination is properly made. No shareholder has properly nominated anyone for election as a director at the 2021 Annual Meeting.

Family Relationships

There are no family relationships among the directors and executive officers of the Company.

Certain Relationships and Transactions

The Board reviews transactions with related parties, if any, including those required to be disclosed under Item 404 of Regulation S-K. On January 12, 2019, the Board of Directors elected Robert Leasure, Jr. as the Company’s President and Chief Executive Officer and as a director of the Company. Mr. Leasure serves as the managing partner and president of LS Associates LLC (“LS”), a management and consulting firm formed in 2002. The Company has a consulting agreement with LS by which we paid consulting fees of $64,000 and $156,000 in fiscal 2020 and fiscal 2019, respectively. The Company received consulting services from LS prior to Mr. Leasure being elected as CEO and continues to use services of the consulting firm on an as needed basis.

The Company leases space from SWL Properties, LLC. SWL Properties is owned by Dr. John E. Sagartz, our Chief Strategy Officer, a member of our Board of Directors and a greater than five percent beneficial owner of our common shares, Kimberly Sagartz, an employee of the Company and a greater than five percent beneficial owner of our common shares and Joseph E. Flynn, our Chief Commercial Officer. The lease commenced in July of 2018, with an initial term of seven years, and the possibility of extensions for two successive terms of seven years each. Annual rent under the lease arrangements for the initial term ranges from $390,000 for the first year to $440,987 for the seventh year, provided that the lease arrangements provide the Company with the option to purchase the premises prior to the end of the fifth lease year. Lease expense incurred was $390,000 in each of fiscal 2020 and 2019.

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Communications with the Board of Directors

Any shareholder who desires to contact members of the Board of Directors, including the non-management members as a group, may do so by writing to:

Bioanalytical Systems, Inc. (Inotiv) Corporate Secretary

2701 Kent Avenue

West Lafayette, IN 47906

secretary@inotivco.com

The Corporate Secretary will collect all such appropriate communications and organize them by subject matter. Thereafter, each appropriate communication will be promptly forwarded to the relevant board committee chairperson according to the subject matter of the communication. Appropriate communications addressed to the non-management members as a group will be forwarded to each non-management member of the Board.

Communications with the Audit Committee

Any person who would like to contact the Company for the purpose of submitting a complaint regarding accounting, internal accounting controls, or auditing matters may do so via email, by writing to:

Chairman of the Audit Committee,

R. Matthew Neff

auditcommittee@inotivco.com

Upon receipt of a complaint, the Chairman of the Audit Committee will follow a review process and actions dictated in the Company’s Code of Business Conduct and Ethics to review and address the complaint. The Company’s Code of Business Conduct and Ethics applies to all of the Company’s directors, employees and officers. The Company’s Code of Business Conduct and Ethics is available on the Company’s website at www.inotivco.com. We intend to disclose any changes in, or waivers from, our code of ethics applicable to any relevant officer on our website or by filing a Form 8-K with the SEC.

Non-Employee Director Compensation and Benefits

The Company's compensation package for non-employee directors is generally comprised of annual cash retainers and historically has included stock option awards and/or restricted stock awards. The annual pay package is designed to attract and retain highly-qualified, independent professionals to represent the Company's shareholders and reflect the Company's position in the industry. Actual annual pay varies among directors based on Board committee memberships and committee chair responsibilities. The Company has not adopted guidelines with respect to non-employee director ownership of common shares. Directors who are employees receive no additional compensation for their service on the Board.

Compensation for non-employee directors during fiscal 2020 consisted of the following:

Type of Compensation	Amount ($)
Annual retainer for Board membership	40,000
Annual retainer for director serving as Chairman of the Board	20,000
Annual retainer for director serving as Chair of the Audit Committee	15,000
Annual retainer for director serving as Chair of the Compensation Committee	10,000
Annual retainer for serving as an Audit Committee Member	5,000
Annual retainer for serving as a Compensation Committee Member	2,500

Stock Awards

The award disclosed under the heading "Stock Awards" consists of the aggregate grant date fair value of the restricted stock awards granted in fiscal 2020 computed in accordance with FASB ASC Topic 718. The grant date fair value of the stock awards may vary from the actual amount ultimately realized based on a number of factors. These factors include the Company's actual operating performance, common share price fluctuations, the limited liquidity in the trading of the Company’s shares and the timing of applicable vesting.

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Business Expenses

The directors are reimbursed for their business expenses related to their attendance at the Company meetings, including room, meals, and transportation to and from Board and committee meetings.   Directors are also encouraged to attend educational programs related to Board issues and corporate governance, which are reimbursed by the Company.

Non-Employee Directors' Compensation Table

The following table shows information regarding the compensation of the Company's non-employee directors for fiscal 2020.

DIRECTOR COMPENSATION FOR FISCAL 2020
Name	Fees paid in cash ($)	Stock Awards (1) ($)	Option Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
Gregory C. Davis, Ph.D.	57,250	33,100	-	596	90,946
R. Matthew Neff	48,250	33,100	-	616	81,966
Richard A. Johnson, Ph.D.	44,750	33,100	-	423	78,273
Wendy Perrow (4)	17,500	-	-	-	17,500

(1)	Represents the aggregate grant fair value of the restricted stock awards granted in fiscal 2020 in accordance with FASB ASC Topic 718.

(2)	There were no stock option awards in fiscal 2020. Total options outstanding for each director at fiscal year-end 2020 were as follows: 35,000 outstanding options for Dr. Johnson, 20,000 outstanding options for Dr. Davis, and 20,000 outstanding options for Mr. Neff

(3)	Reimbursement for travel expenses associated with Board meetings and for participation at conferences.

(4)	Ms. Perrow’s term on the Board of Directors ended as of the 2020 Annual Meeting of Shareholders.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1 - ELECTION OF DIRECTORS

Required Vote and Board of Directors’ Recommendation

Under the Company's Second Amended and Restated Bylaws, as amended, the number of directors of the Company is to be fixed by resolution of the Board of Directors. The Board of Directors has set the number of directors at five. In accordance with the Company’s Second Amended and Restated Bylaws, as amended, the Company’s Board of Directors is divided into three classes: Class I, Class II and Class III, each class having a staggered term of three years. Each year the term of office of one class expires. The terms of office of the Class III directors expire at the 2021 Annual Meeting.

The Board of Directors has nominated Gregory C. Davis, Ph.D. and John E. Sagartz, DVM, PhD, DACVP (the "Nominated Directors") to be reelected by the holders of the Company’s common shares, to serve as a Class III Director of the Company for a term expiring at the 2024 Annual Meeting and until his successor is elected and qualified.

The nomination of the Nominated Directors was approved by the Company’s Nominating/Corporate Governance Committee and ratified by the Company’s Board of Directors. If elected, the Nominated Directors have consented to serve as a director of the Company.

The Board of Directors recommends that shareholders vote FOR the election of the Nominated Directors. Unless authority to vote for the Nominated Directors is withheld, the accompanying proxy will be voted FOR the election of the Nominated Directors; however, the persons designated as proxies reserve the right to cast votes for another person designated by the Board of Directors in the event either or both of the Nominated Directors becomes unable to serve or for any reason will not serve. Proxies will not be voted for more than one nominee. If a quorum is present, the nominees receiving a plurality of the votes cast will be elected to the Board of Directors.

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Nominated Directors

Please find certain information about the Nominated Directors directly below. The address for the Nominated Directors is in care of Bioanalytical Systems, Inc. (Inotiv), 2701 Kent Avenue, West Lafayette, IN 47906.

Name	Age	Position	Served as Director Since
Gregory C. Davis, Ph.D.	67	Director	2017
John E. Sagartz, DVM, PhD, DACVP	56	Director	2018

Business Experience of the Nominated Directors

Gregory C. Davis, Ph.D. was elected to the board on June 14, 2017. Dr. Davis currently runs his own consulting firm, which he founded in 2012, assisting Biopharmaceutical companies with regulatory strategy and product development issues. In 2014, Dr. Davis joined Calibrium, LLC as Vice President of CMC, Regulatory, and Quality. Calibrium was developing novel biotherapeutics for the treatment of diabetes. The company was sold to Novo Nordisk in late 2015. From 1992 to 2012, Dr. Davis held various leadership positions at Eli Lilly in Biotechnology Product Development, Global Regulatory Affairs, Global Brand Teams, and Quality. Dr. Davis’ tenure at Eli Lilly included service as Chief Operating Officer of the Xigris Product Team. Xigris was the first biotechnology product ever approved for the treatment of severe sepsis. When Dr. Davis retired from Eli Lilly in December of 2012, he was Executive Director and Senior Principle Fellow in Global Regulatory Affairs. Dr. Davis has held numerous leadership positions within the Pharmaceutical Research and Manufacturers Association (PhRMA), the United States Pharmacopeia (USP), and the Biotechnology Industry Organization (BIO). He also served for five years as the PhRMA liaison to the International Conference on Harmonization (ICH) for Q5/Q6 Biotechnology topics. He coauthored several of the ICH’s pieces of guidance on registration standards for biotechnology products, which are still in use today. Dr. Davis received his bachelor’s degree from Southeast Missouri State University and his Ph.D. in Analytical Chemistry from Purdue University, studying under Dr. Peter Kissinger, the founder of the Company. As Chairman of the Board, Dr. Davis provides the Board of Directors with significant industry and leadership experience.

John E. Sagartz, DVM, PhD, DACVP, joined the Company as part of the Company’s acquisition of Seventh Wave Laboratories on July 2, 2018. Following the acquisition, Dr. Sagartz has served as the Company’s Chief Strategy Officer and joined the Company’s Board of Directors to help guide operations in order to provide broader solutions and greater scientific expertise to the Company’s clients. Dr. Sagartz began his career as a toxicologic pathologist at Searle/Monsanto in 1996, and held positions of increasing responsibility as section head, director, preclinical development site head, and fellow, following Monsanto’s merger with Pharmacia. After Pfizer’s acquisition of Pharmacia in 2003, Dr. Sagartz founded Seventh Wave Laboratories where he served as President and Chief Executive Officer, and Chief Strategy Officer. Dr. Sagartz is an adjunct associate professor of Comparative Medicine at St. Louis University’s College of Medicine and serves on the Board of Directors of the Missouri Biotechnology Association. He received his Bachelor of Science and Doctor of Veterinary Medicine degrees from Kansas State University and, after completing residency training in anatomic pathology, earned his Doctor of Philosophy from The Ohio State University. As a legacy executive of Seventh Wave Laboratories, Dr. Sagartz provides the Board with valuable insight regarding its operations, as well as scientific and management expertise generally.

Other Members of the Board

The following table sets forth certain information regarding the Company’s other directors who will remain in office following the 2021 Annual Meeting. The address for each is in care of Inotiv, 2701 Kent Avenue, West Lafayette, Indiana 47906.

Name	Age	Position	Director Since

Class I Directors serving until the 2022 Annual Meeting of Shareholders:
R. Matthew Neff	65	Director	2017
Robert W. Leasure, Jr.	61	Director	2019

Class II Director serving until the 2023 Annual Meeting of Shareholders:
Richard A. Johnson, Ph.D.	75	Director	2012

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Business Experience of the Members of the Board who are not Nominated Directors for Purposes of the 2021 Annual Meeting

R. Matthew Neff was elected to the board on August 1, 2017. Mr. Neff is currently Senior Director of Capital Markets at Thompson Thrift and is Senior Advisor to Evolution Capital Partners, a private equity firm. From July 2017 to May 2020, Mr. Neff was Of Counsel with Bingham Greenebaum Doll LLP. From August 2013 through June 2016, Mr. Neff served as Chairman, President and Chief Executive Officer of AIT Laboratories, a national toxicology lab headquartered in Indianapolis, Indiana. Mr. Neff joined AIT Laboratories after his tenure as President and Chief Executive Officer of CHV Capital, Inc., the venture capital subsidiary of Indiana University Health, a role he had held since 2007. Mr. Neff started his career as a practicing lawyer and Partner at Baker & Daniels. He then served as the Deputy to the Chairman of the Federal Housing Finance Board (now known as the Federal Housing Finance Agency) in the first Bush Administration. Thereafter, he became the co-founder and Chief Executive Officer of two Indianapolis companies: Circle Investors, an insurance holding company then chaired by former Vice President of the United States, Dan Quayle, and Senex Financial Corp., a healthcare receivables finance company. Mr. Neff currently serves on the Board of Directors of Fairbanks Addiction Treatment Center and was a member of Riley Children’s Foundation’s Board of Directors from January 2000 to November 2012. Mr. Neff earned his bachelor’s degree and graduated a Phi Beta Kappa from DePauw University. He received his Juris Doctor degree from Indiana University. Mr. Neff’s legal expertise, financial acumen, knowledge of our industry and leadership background, including at AIT Laboratories, ideally situate him for service as a director.

Robert Leasure, Jr. was elected as President and Chief Executive Officer and as a director of the Company effective January 12, 2019. Mr. Leasure also serves as the managing partner and president of LS Associates LLC (“LS”), a management and consulting firm formed in 2002. From September of 2016 until Mr. Leasure’s election, the Company engaged LS as a financial consultant. Mr. Leasure's experience working with management teams in areas including strategic planning and implementation, problem solving, operations, mergers and acquisitions and financial transactions, and in particular Mr. Leasure’s experience leading the Company’s turnaround, well situate him for his role as President and Chief Executive Officer and as a director.

Richard A. Johnson, Ph.D. was elected as a director of the Company on May 9, 2012. Dr. Johnson is currently an executive scientific consultant. From 1990 to 2008, he served as Founder and President of AvTech Laboratories. Prior to founding AvTech Laboratories, he served in various positions with The Upjohn Company, including Senior Research Scientist, Manager of Product Control, Manager of Quality Assurance Product Support and Director of Strategic Planning. Dr. Johnson received his Bachelor of Science in Chemistry from the Illinois Institute of Technology and his Ph.D. in Chemical Physics from Michigan State University. Dr. Johnson brings to the Board of Directors knowledge and insight on scientific matters, stemming from his extensive experience in the pharmaceutical industry.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021. We are asking our shareholders to ratify RSM as our independent registered public accounting firm. Although ratification is not required by our Second Amended and Restated Bylaws, as amended, or otherwise, the Board is submitting the selection of RSM to our shareholders for ratification as a matter of good corporate practice.

The proposal will be approved if a quorum is present and more shares represented in person or by proxy and entitled to vote on this item at the Annual Meeting are voted for approval of the proposal than are voted against approval of the proposal. Abstentions and broker non-votes will not count for purposes of determining whether this proposal has been approved.

The Board recommends that shareholders vote “FOR” ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for fiscal 2021.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Selection of Independent Registered Public Accounting firm

The Company’s Audit Committee has engaged RSM as the Company’s independent registered public accounting firm for the audit of the consolidated financial statements since the fiscal year ended September 30, 2013.

Representatives of RSM are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions concerning the audit of the Company’s financial statements.

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Fees of Independent Registered Public Accounting firm

The approximate aggregate fees billed for the last two fiscal years for each of the following categories of services are set forth below:

	2020	2019
Audit Fees –
Aggregate fees for annual audit, quarterly reviews	$415,000	$370,000

Audit Related Fees -
Aggregate fees for assurance and related services	$131,000	$105,000

Tax Fees -
Income tax services related to compliance with tax laws	$—	$—

All Other Fees -	$—	$—

There were no fees for services other than the above paid to the Company’s independent registered public accounting firm.

The Company’s policies require that the scope and cost of all work to be performed for the Company by its independent registered public accounting firm must be approved by the Audit Committee. Prior to the commencement of any work by the independent registered public accountants on behalf of the Company, the independent registered public accountants provide an engagement letter describing the scope of the work to be performed and an estimate of the fees. The Audit Committee, the Chief Executive Officer and the Chief Financial Officer must review and approve the engagement letter and the estimate before authorizing the engagement. All fees were reviewed and approved by the Audit Committee, the Chief Executive Officer and the Chief Financial Officer during fiscal 2020 and 2019. Where fees charged by the independent registered public accounting firm exceed the estimate, the Audit Committee must review and approve the excess fees prior to their payment.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any existing or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The Audit Committee of the Board operates under a written charter, which is reviewed periodically and was most recently amended in January, 2017. The Audit Committee is comprised of three non-employee directors, each of whom in the opinion of the Board of Directors meets the current independence requirements and financial literacy standards of the NASDAQ Marketplace Rules, as well as the independence requirements of the SEC. In the opinion of the Board of Directors, Mr. Neff meets the criteria for an “audit committee financial expert” as set forth in applicable SEC rules.

The Company’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. The Company’s independent registered public accounting firm, RSM US LLP (“independent auditors”), is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

The function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities relating to the integrity of the Company’s accounting policies, internal controls and financial reporting. The Audit Committee reviews the Company’s quarterly and annual financial statements prior to public earnings releases and submissions to the SEC; reviews and evaluates the performance of our independent auditors; consults with the independent auditors regarding internal controls and the integrity of the Company’s financial statements; assesses the independence of the independent auditors; and is responsible for the selection of the independent auditors. In this context, the Audit Committee has met and held discussions with members of management and the independent auditors. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management has also represented to the Audit Committee that the Company’s internal controls over financial reporting were effective as of the end of the Company’s most recently-completed fiscal year.

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The Audit Committee also discussed with the independent auditors matters required to be discussed by the applicable requirements of the PCAOB and the Commission. The Audit Committee has also discussed with the Company’s independent auditors the overall scope and plans for the annual audit and reviewed the results of the audit with management and the independent auditors.

In addition, the Audit Committee has discussed the independent auditors’ independence from the Company and its management, including the matters in the received written disclosures and letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence. The Audit Committee has also considered whether the provision of any non-audit services (as discussed under “Fees of Independent Registered Public Accountants”) would impact the independence of the auditors.

The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and independent auditors.

In reliance on the reviews and discussions referred to in this report and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2020, be filed with the SEC.

AUDIT COMMITTEE

R. Matthew Neff (Chairman)

Gregory C. Davis, Ph.D.

Richard A. Johnson, Ph.D.

PROPOSAL 3 – APPROVAL OF THE CORPORATE LEGAL NAME CHANGE

On January 14, 2021, the Board of Directors unanimously approved an amendment to our Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to change our corporate name from “Bioanalytical Systems, Inc.” to “Inotiv, Inc.” The Board believes it is in the Company’s and our shareholders best interests to effect the name change and recommends to our shareholders the approval and adoption of the name change amendment.

Reason for the Amendment

In November of 2019, the Company rebranded its contract research services business as “Inotiv.” Adoption of the tradename Inotiv symbolized the expansion and supplementation of the Company’s legacy contract research services operations through significant business acquisitions, as well as internal growth. Since the rebranding, the Company has marketed and otherwise managed its contract research services operations under the name Inotiv. The proposed change to the Company’s corporate name would formalize current business practice within the Company’s Services segment and unify the Company’s Products segment under the same corporate name.

Management believes that the corporate name Inotiv, Inc. better reflects the diversified suite of contract research services the Company offers and its complementary Products business. Management intends the name change to signify the Company’s focused transformation to an organization with both considerable scale and nimble client responsiveness.

Inherent risks involved in any corporate name change include, among others, the prospect of confusion in the marketplace and the potential incurrence of expense in effectuating the change. However, because the Company has operated the majority of its business as Inotiv for over a year, management believes that it has mitigated many of the risks which would otherwise accompany a corporate name change.

Effects of the Amendment

The Board of Directors has adopted resolutions, which set forth an amendment to the Company’s Articles of Incorporation and instructed the Company to submit the amendment to the shareholders of the Company entitled to vote thereon for consideration at the Annual Meeting in accordance with the Indiana Business Corporation Law. The proposed amendment to Article 1 of the Company’s Articles of Incorporation reads as follows:

“The name of the Corporation is Inotiv, Inc.”

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If approved by our shareholders, the proposed amendment to the Articles of Incorporation will become effective upon the filing of Articles of Amendment with the Indiana Secretary of State by the Company. Coincident with the filing of the Articles of Amendment, the Company will also amend the Company’s Second Amended and Restated Bylaws and other corporate documentation to reflect the name change.

The Company’s common shares currently trade on the NASDAQ Capital Market under the trading symbol “BASI”. If the shareholders approve the amendment and the name change becomes effective, the Company will continue to list its shares on the NASDAQ Capital Market. At or around the time that the Company files its Articles of Amendment we anticipate that we will adopt the trading symbol “NOTV” for our stock exchange listing in order to more closely align our trading symbol with our new name. If the name change becomes effective, the rights of shareholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The new corporate name will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for shareholders with certificated shares to surrender any stock certificates they currently hold as a result of the name change. After the name change, all new stock certificates issued by the Company and all uncertificated shares held in book entry, including uncertificated shares currently held in book entry, will bear the name “Inotiv, Inc.”

If the shareholders do not approve the name change, the Company will not file the proposed amendment to our Articles of Incorporation and the name of the Company will remain unchanged. In recommending the name change to the Company’s shareholders, the Board of Directors retains the ability to, without further vote by the shareholders, delay or abandon the proposed name change at any time if the Board of Directors concludes that such action would be in the best interest of the Company and its shareholders.

Vote Required

The proposal will be approved if a quorum is present and more shares represented in person or by proxy and entitled to vote on this item at the Annual Meeting are voted for approval of the proposal than are voted against approval of the proposal. Abstentions and broker non-votes will not count for purposes of determining whether this proposal has been approved.

The Board recommends that shareholders vote “FOR” approval of an amendment to the Articles of Incorporation to change the name of the Company to Inotiv, Inc.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee and Compensation Methodology

During fiscal 2020, the Compensation Committee of the Board of Directors was responsible for administering the compensation and benefit programs for the Company's team members, including its executive officers. The Compensation Committee annually reviews and evaluates cash compensation and stock option and other equity award recommendations from management along with the rationale for such recommendations, as well as summary information regarding the aggregate compensation provided to the Company's executive officers. The Compensation Committee examines these recommendations in relation to the Company's overall objectives and makes compensation recommendations to the Board for final approval. The Compensation Committee also sends to the Board for approval its recommendations on compensation for the President and Chief Executive Officer. No officer participates in the decisions of the Board as to his or her compensation package.

The Company's executive compensation practices are affected by the highly competitive nature of the biotechnology industry. The Company has historically developed compensation packages for the Company's executive officers that meet each of the following three criteria: (1) market compensation levels competitive with companies of similar size, geographic characteristics and performance to the Company; (2) performance-based "at risk" pay; and (3) shareholder-aligned incentives that are structured to create alignment between the shareholders and executives with respect to short-term and long-term objectives.

The Company facilitates an Annual Incentive Bonus Plan (“AIBP”) for salaried and hourly employees of the Company, including the Company’s Named Executive Officers or “NEOs” whose annual incentive compensation opportunity is not otherwise set via employment agreement. The AIBP was established in order to align all participants with the annual goals and objectives of the Company and to create a direct link between compensation and the annual financial and operational performance of the Company. Under the terms of the AIBP, salaried and hourly employees, including the relevant NEOs, were eligible to receive performance-based incentive bonuses based on the Company’s achievement of specific EBITDA levels for the fiscal years ended September 30, 2020 and 2019, respectively, as well as the individual’s accomplishment of specific performance goals. In fiscal 2020 and fiscal 2019, Dr. Sagartz and Mr. Flynn earned annual performance awards under the AIBP as specified in the Summary Compensation Table below, while the terms of Mr. Leasure’s awards were governed by his employment agreement then in effect. In fiscal 2020, Dr. Sagartz’s specific performance goals related to expansion of scientific capabilities and service offerings and Mr. Flynn’s related to expansion of the client base and increased sales of additional services to existing client base, establishment of the new trade name and brand Inotiv for our combined service business, and further enhancements to client services and improving the client experience.

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Compensation Risks

The Company has considered the components of the Company's compensation policies and practices. We believe that risks arising from our compensation policies and practices for our employees, including our executive officers, are not likely to have a material adverse effect on us. In addition, the committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risk.

The Company has reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking. It concluded that:

•	The combination of base salary and incentive compensation, including annual incentive compensation and long-term incentive compensation, reduces the significance of any one particular compensation element.

•	Vesting periods for equity compensation awards, which historically have consisted of option grants and restricted stock awards, encourages long-term perspectives among award recipients.

•	The Company's performance goals are appropriately set in order to avoid targets that, if not met, result in a large percentage loss of compensation.

•	Our system of internal control over financial reporting, among other controls, reduce the likelihood of manipulation of our financial performance to enhance payments under incentive compensation plans.

Based on the foregoing, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Employment Agreements

During fiscal 2020, the Company had employment agreements with Mr. Leasure and Dr. Sagartz.

Employment Agreement with Mr. Leasure

Effective January 12, 2019, Mr. Leasure was elected President and Chief Executive Officer and as a director of the Company. After his election, Mr. Leasure’s compensation in fiscal 2019 and part of fiscal 2020 was determined in accordance with an Employment Agreement (the “2019 Leasure Employment Agreement”) with the Company. Pursuant to the 2019 Leasure Employment Agreement, Mr. Leasure agreed to serve as the President and Chief Executive Officer of the Company for a term ending on December 31, 2019, subject to extension for successive one-year periods thereafter upon the mutual agreement of the parties. Under the 2019 Leasure Employment Agreement, Mr. Leasure was entitled to (a) receive an initial base salary at a rate of $270,000 per year, (b) have an annual incentive opportunity of up to 33% of his base salary for the year, (c) receive a cash bonus in the annual amount of $45,000, payable quarterly based upon the achievement of Board-approved Company goals, and (d) vacation in accordance with Company policy and reimbursement for ordinary and necessary business expenses. Mr. Leasure was also entitled to participate in the Company’s benefit plans and programs provided to Company executives generally, subject to eligibility requirements and other terms and conditions of those plans. Also under the terms of the 2019 Leasure Employment Agreement and under the Company’s 2018 Equity Incentive Plan (the “Plan”), on the first day of his employment, Mr. Leasure received (i) an inducement grant of 34,615 common shares of the Company, (ii) 10,000 restricted common shares of the Company and (iii) options to purchase 55,000 of the Company’s common shares. The restricted common shares and stock options were subject to vesting and forfeiture, including in the event of Mr. Leasure’s termination by the Company for cause or Mr. Leasure’s resignation other than for good reason (each as defined in the 2019 Leasure Employment Agreement).

The 2019 Leasure Employment Agreement provided for certain non-competition, non-solicitation and confidentiality undertakings. Should Mr. Leasure’s employment have been terminated by reason of Mr. Leasure’s death, by the Company without cause or in the event of Mr. Leasure’s disability (as defined in the 2019 Leasure Employment Agreement), or by Mr. Leasure for good reason, Mr. Leasure or his estate would have been entitled to his base salary and a prorated portion of his annual incentive award for the year in which termination occurs, in each case through the effective date of the termination of his employment. If Mr. Leasure’s employment had been terminated by the Company other than for cause, or by Mr. Leasure for good reason, in either case within 12 months after a change in control (as defined in the Plan) (i) the Company would have paid to Mr. Leasure in a lump sum, as severance compensation, an amount equal to one times his base salary then in effect plus one times his annual incentive compensation paid for the Company’s last calendar year, (ii) all unvested outstanding options to purchase the Company’s common shares, unvested awards of restricted stock and unvested awards of restricted stock units held by Mr. Leasure would have vested immediately prior to the termination and, in the case of any such options, remained exercisable for a period of 30 days following the effective date of the termination, and (iii) Mr. Leasure would have been entitled to receive, a pro-rata portion of the number of performance shares that would have been earned by Mr. Leasure if the performance conditions related thereto were satisfied at the target level for such awards and Mr. Leasure had been employed on the date required to earn such shares.

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On January 27, 2020 Mr. Leasure entered into a new employment agreement with the Company (the “2020 Leasure Employment Agreement”). The 2020 Leasure Employment Agreement replaced the 2019 Leasure Employment Agreement, which expired on December 31, 2019, and extended the term of Mr. Leasure’s service as our President and Chief Executive Officer through December 31, 2020, subject to extension for successive one-year periods thereafter upon the mutual agreement of the parties. Under the 2020 Leasure Employment Agreement, Mr. Leasure was entitled to (a) receive an annual base salary of $370,000, (b) have an annual incentive opportunity of up to 50% of his base salary for the year and (c) vacation in accordance with Company policy and reimbursement for ordinary and necessary business expenses. Mr. Leasure remained entitled to participate in the Company’s benefit plans and programs provided to Company executives generally, subject to eligibility requirements and other terms and conditions of those plans. Also under the terms of the 2020 Leasure Employment Agreement and under the Plan, on the effective date of the 2020 Leasure Employment Agreement, Mr. Leasure received (i) 13,000 restricted common shares of the Company and (ii) options to purchase 45,000 of the Company’s common shares, each subject to vesting and forfeiture, including in the event of Mr. Leasure’s termination by the Company for cause or Mr. Leasure’s resignation other than for good reason (each as defined in the 2020 Leasure Employment Agreement). The non-competition, non-solicitation and confidentiality undertakings and the termination benefits under the 2020 Leasure Employment Agreement were consistent with those described above for the 2019 Leasure Employment Agreement.

On December 29, 2020 the Company entered into an Amended and Restated Employment Agreement (the “2021 Leasure Employment Agreement”) with Mr. Leasure. The 2021 Leasure Employment Agreement amended and restated the 2020 Leasure Employment Agreement. Pursuant to the 2021 Leasure Employment Agreement, Mr. Leasure agrees to continue to serve as the President and Chief Executive Officer of the Company for a term ending on December 31, 2022; provided that the term of the 2021 Leasure Employment Agreement will be automatically extended for successive one year terms after the expiration of the initial term unless either party gives notice of termination of Mr. Leasure's employment at least 90 days prior to the end of the then-current term. Mr. Leasure will (i) be entitled to receive an annual base salary of $480,000, (ii) have an annual incentive opportunity of up to 50% of his base salary and (iii) be entitled to vacation in accordance with Company policy and reimbursement for ordinary and necessary business expenses. Mr. Leasure will also be entitled to participate in the Company’s benefit plans and programs provided to Company executives generally, subject to eligibility requirements and other terms and conditions of those plans. Also under the terms of the 2021 Leasure Employment Agreement and under the Plan, on the effective date of the 2021 Leasure Employment Agreement, Mr. Leasure received 40,000 restricted stock units, subject to vesting and forfeiture, including in the event of Mr. Leasure’s termination by the Company for cause or Mr. Leasure’s resignation other than for good reason (each as defined in the 2021 Leasure Employment Agreement).

The 2021 Leasure Employment Agreement provides for certain non-competition, non-solicitation and confidentiality undertakings. Should Mr. Leasure’s employment be terminated by reason of Mr. Leasure’s death, by the Company without cause or in the event of Mr. Leasure’s disability (as defined in the 2021 Leasure Employment Agreement), or by Mr. Leasure for good reason, Mr. Leasure or his estate would be entitled to his base salary and a prorated portion of his annual incentive award for the year in which termination occurs, in each case through the effective date of the termination of his employment. If Mr. Leasure’s employment is terminated by the Company other than for cause, or by Mr. Leasure for good reason, in either case within 12 months after a change in control (as defined in the Plan) (i) the Company would pay to Mr. Leasure in a lump sum, as severance compensation, an amount equal to two times his base salary then in effect plus two times his annual incentive compensation paid for the Company’s last calendar year, (ii) all unvested outstanding options to purchase the Company’s common shares, unvested awards of restricted shares and unvested awards of restricted share units held by Mr. Leasure would vest immediately prior to the termination and, in the case of any such options, remain exercisable for a period of 30 days following the effective date of the termination, and (iii) Mr. Leasure would be entitled to receive, a pro-rata portion of the number of performance shares that would have been earned by Mr. Leasure if the performance conditions related thereto were satisfied at the target level for such awards and Mr. Leasure had been employed on the date required to earn such shares.

Under the terms of Mr. Leasure’s employment, Mr. Leasure earned the annual incentive compensation for fiscal 2020 specified in the summary compensation table based on performance with respect to goals, which included:

•	Continuing to attract talent to build the management team
•	Integration of acquisitions
•	Completing rebranding initiatives
•	Evaluation of internal and external growth opportunities
•	Continuing to build banking relationships
•	Continuing to build infrastructure to support growth initiatives
•	Continuing to grow the Company’s sales and backlog

Employment Agreement with Dr. Sagartz

Dr. Sagartz’s employment agreement with the Company (the “Sagartz Employment Agreement”) renews for successive one year terms ending July 1st unless otherwise terminated by either party with prior written notice. The Sagartz Employment Agreement specifies a $250,000 annual salary, which may be increased from time to time by the Company. For fiscal 2020, the Board set Dr. Sagartz’s salary at $320,000 effective March 30, 2020. Dr. Sagartz is entitled to vacation in accordance with Company policy and reimbursement for ordinary and necessary business expenses and is also entitled to participate in the Company’s benefit plans and programs provided to Company executives generally, including as pertaining to incentive compensation, subject to eligibility requirements and other terms and conditions of those plans.

The Sagartz Employment Agreement provides for certain non-competition, non-solicitation and confidentiality undertakings. If Dr. Sagartz is terminated by the Company without cause or Dr. Sagartz resigns for good reason (in each case, as defined in the Sagartz Employment Agreement) in addition to payment of earned or accrued compensation and benefits and reimbursement of accrued expense, he would be entitled to (i) reimbursement of an amount equal to his monthly COBRA premiums for a period of 12 months after his termination, provided such payments would cease upon his becoming entitled to other health insurance, (ii) payment of an amount equal to his annual salary for 12 months in equal bi-weekly installments over the 12 month period following the termination and (iii) a pro-rated portion of the annual bonus he was eligible for, if any, for the completed portion of any fiscal year in which the termination occurs based on the relevant portion of the bonus that would have been earned, if any, had he remained employed through the fiscal year and payable at the time payable were he to have remained employed.

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Fiscal 2020 Summary Compensation Table

For fiscal 2020, our Named Executive Officers or “NEOs” were Mr. Leasure, Dr. Sagartz and Mr. Joseph E. Flynn. The following narrative, tables and footnotes describe the "total compensation" earned by the Company’s NEOs during fiscal 2020 and fiscal 2019. Mr. Flynn did not serve as a Named Executive Officer of the Company during fiscal 2019. Individual components of the total compensation calculation reflected in the Summary Compensation Table are broken out below:

Salary. Base salary earned during fiscal 2020 and 2019. The terms of Mr. Leasure and Dr. Sagartz’s employment agreements governed their base salaries.

Bonus. The amounts presented under the Nonequity incentive plan compensation column represent accrued bonuses (i) related to the Company’s AIBP for fiscal 2020 and fiscal 2019 with respect to Mr. Flynn and Dr. Sagartz, respectively, and (ii) in the case of Mr. Leasure, related to his employment agreement.

Equity Awards. The awards disclosed under the headings "Stock Awards" and "Option Awards" consist of the aggregate grant date fair value of the restricted stock or stock option awards, as applicable, granted in fiscal 2020 and 2019 computed in accordance with FASB ASC Topic 718. The grant date fair value of the option awards may vary from the actual amount ultimately realized by the NEO based on a number of factors. The factors include the Company's actual operating performance, common share price fluctuations, differences from the valuation assumptions used, the limited liquidity in the trading of the Company’s shares and the timing of exercise or applicable vesting. Assumptions used in the calculation of the grant date fair value are included in Note 9 in the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

All Other Compensation. There was no compensation reportable as “All Other Compensation” in fiscal 2020 and 2019.

SUMMARY COMPENSATION TABLE
Name	Principal Position	Year	Salary ($)	Nonequity Incentive Plan Compensation ($)		Stock Awards ($) (1)		Options ($) (1)		All Other Compensation ($)	Total ($)
Robert W. Leasure, Jr	President and Chief Executive	2020	344,225	185,000	(2)	69,420	(3)	171,000	(5)	-	769,645
	Officer	2019	191,250	97,491	(2)	57,107	(4)	51,700	(6)	-	397,548

John E. Sagartz, DVM	Chief Strategy	2020	289,821	-		34,729	(7)	-		-	324,550
Ph.D., DACVP	Officer	2019	250,000	15,000	(8)	-		-		-	265,000

Joseph E. Flynn	Chief Commercial	2020	250,000	60,000	(9)	9,923	(10)	-		-	319,923
	Officer

(1)	Represents the aggregate grant date fair value of the stock option and restricted stock awards granted in fiscal 2020 or 2019 in accordance with FASB ASC Topic 718.

(2)	Bonus related to Mr. Leasure’s employment agreement.

(3)	Grant date fair value of one grant. Restricted stock grant for 13,000 common shares vesting 100% on January 27, 2022.

(4)	Grant date fair value of two grants. Inducement grant on January 14, 2019 for 34,615 common shares. Restricted stock grant for 10,000 common shares vesting 100% on January 14, 2021.

(5)	Grant date fair value of option grant on January 27, 2020 for 45,000 options on common shares, vesting 40% on January 27, 2021, 30% on January 27, 2022 and 30% on January 27, 2023.

(6)	Grant date fair value of option grant on January 14, 2019 for 55,000 options on common shares, vesting 33% on January 14, 2020, 33% on January 14, 2021 and 34% on January 14, 2022.

(7)	Grant date fair value of one grant. Restricted stock grant for 8,974 common shares vesting 100% on November 21, 2021.

(8)	Bonus related to the AIBP for fiscal 2019.

(9)	Bonus related to the AIBP for fiscal 2020.

(10)	Grant date fair value of one grant. Restricted stock grant for 2,564 common shares vesting 100% on November 21, 2021.

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Outstanding Equity Awards at Fiscal Year-End Table

In addition to restricted stock awards, the Company has awarded stock options to members of its senior management and other Company team members. The terms of these awards typically provide for vesting over a defined period of time; however, the Compensation Committee and the Board generally have the ability to alter, and occasionally do alter, the vesting schedule to meet specific objectives. The options expire if not exercised within ten years from the date of grant. The following table shows the equity awards granted to the Company's NEOs that were outstanding as of the end of the Company's 2020 fiscal year. Dr. John Sagartz had no options outstanding at the end of fiscal 2020.

OUTSTANDING EQUITY AWARDS AT FISCAL 2020 YEAR-END
OPTION AWARDS

	Number of Securities Underlying Unexercised Options
Name	(#) Exercisable	(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Robert W. Leasure, Jr.	18,000	27,000	(1)	5.03	January 26, 2030
	36,667	18,333	(2)	1.30	January 13, 2029
	54,667	45,333

Joseph E. Flynn	4,000	6,000	(3)	1.42	February 7, 2029

(1)	Options on 13,500 shares vest on January 27, 2022 and 13,500 shares vest on January 27, 2023.

(2)	Options on 18,333 shares vest on January 14, 2022.

(3)	Options on 3,000 shares vest on February 8, 2021 and 3,000 shares vest on February 8, 2022.

RESTRICTED STOCK AWARDS
Name	Number of Shares that Have Not Vested		Market Value of Shares That Have Not Vested (1)
Robert W. Leasure, Jr.	23,000	(2)	$109,940

John E. Sagartz, DVM, Ph. D., DACVP	8,974	(3)	$42,896

Joseph E. Flynn	2,564	(3)	$12,256

(1)	Market value as of September 30, 2020

(2)	10,000 shares vest on January 14, 2021 and 13,000 shares vest on January 27, 2022.

(3)	Shares vest on November 21, 2021.

Equity Compensation Plan Information

The Company maintains the Bioanalytical Systems, Inc. 2018 Equity Incentive Plan (the “Plan”), which amended and restated the Company’s 2008 Stock Option Plan. The following table gives information about equity awards under the Plan as of the end of fiscal 2020.

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Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under the Equity Compensation Plan *
Equity compensation plans approved by security holders	711,760	$2.21	813,548

*Excluding securities reflected in first column.

For additional information regarding the Plan, please see Note 9 in the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

The Company’s insider trading policy prohibits executive officers, directors and certain accounting personnel and employees from purchasing securities or other financial instruments, or to otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted as compensation, or held directly or indirectly by the employee or director.

PRINCIPAL SHAREHOLDERS

Common Shares

The following table shows, as of January 27, 2021, the number of common shares owned by our directors, executive officers named in the Summary Compensation Table above, our current directors and executive officers as a group, and beneficial owners known to us to hold more than 5% of our outstanding common shares. As of January 27, 2021, there were 11,128,546 common shares outstanding.

Name	Shares Owned		%
Peter T. Kissinger (1)	1,285,767		11.6
Candice B. Kissinger(2)	1,285,767		11.6
John E. Sagartz (4)	643,885		5.8
Estate of Seth W. Hamot (3)	636,621		5.7
Kimberly L. Sagartz (4)	634,759		5.7
Robert Leasure, Jr. (4)	281,216	(5)	2.5
Joseph E. Flynn (4)	131,514		1.2
R. Matthew Neff (4)	72,430	(6)	*
Richard A. Johnson, Ph.D. (4)	69,000	(7)	*
Gregory C. Davis, Ph.D. (4)	44,000	(8)	*

9 Executive Officers and Directors as a group	1,393,546		12.5

* Less than 1%

(1)	Dr. Kissinger’s shares owned beneficially include 437,547 shares over which he has sole voting and dispositive power, 595,910 shares over which he shares voting and dispositive power with his spouse and 252,310 shares over which his spouse has sole voting and dispositive power, including 1,354 shares indirectly held by Ms. Kissinger as custodian for the benefit of their children. The address for Dr. Kissinger is 111 Lorene Place, West Lafayette, Indiana 47906. The information is based on a Form 13D/A filed with the Securities and Exchange Committee on January 29, 2010.

(2)	Ms. Kissinger’s shares owned beneficially include 252,310 shares over which she has sole voting and dispositive power, including 1,354 shares indirectly held by Ms. Kissinger as custodian for the benefit of their children, 595,910 shares over which she shares voting and dispositive power with her spouse and 437,547 shares over which her spouse has sole voting and dispositive power. The address for the Ms. Kissinger is 111 Lorene Place, West Lafayette, Indiana 47906. The information is based on a Form 13D/A filed with the Securities and Exchange Committee on January 29, 2010.

(3)	The last reported address for Mr. Hamot was 222 Berkeley Street, 17th floor, Boston, Massachusetts, 02116

(4)	Addresses are in care of Inotiv at 2701 Kent Avenue, West Lafayette, Indiana 47906.

(5)	Shares owned include 54,667 shares underlying exercisable stock options as of January 27, 2021.

(6)	Shares owned include 14,000 shares underlying exercisable stock options as of January 27, 2021.

(7)	Shares owned include 29,000 shares underlying exercisable stock options as of January 27, 2021.

(8)	Shares owned include 14,000 shares underlying exercisable stock options as of January 27, 2021.

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SHAREHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Shareholders desiring to submit proposals to be included in the Proxy Statement for the 2022 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be required to submit them to the Company in writing on or before October 6, 2021 provided however, that if the date of the 2022 Annual Meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Any such shareholder proposal must also be in proper in form and substance, as determined in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Shareholders who intend to nominate individuals for election to the Board of Directors must comply with the advance notice provisions specified under the "Director Nominations" section above. The mailing address of the principal offices of Inotiv is 2701 Kent Avenue, West Lafayette, Indiana 47906.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for any reason will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

By Order of the Board of Directors,

Beth A. Taylor

Chief Financial Officer, Vice President of Finance, Secretary

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MMMMMMMMMMMM 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card or attending the meeting and voting in person. If no electronic voting, delete QR code and control # ∆ ≈ Online Go to www.envisionreports.com/BASI or scan the QR code — login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/BASI Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board recommends a vote FOR the nominees and FOR Proposals 2 and 3. For WithholdFor Withhold+ 1. Election of Directors: 01 - Gregory C. Davis, Ph.D.02 - John E. Sagartz, DVM, Ph.D., DACVP 2. Proposal to ratify RSM US LLP as our independent registered public accounting firm for fiscal 2021. For Against Abstain 3. Approval of the amendment to our Second Amended and Restated Articles of Incorporation in order to adopt “Inotiv, Inc.” as our corporate legal name. For Against Abstain B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. C 1234567890J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE + MMMMMMMMM 1 U P X 4 8 9 2 5 0 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BASI q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Bioanalytical Systems, Inc. + Notice of 2021 Annual Meeting of Shareholders Courtyard Marriott Lafayette 150 Fairington Avenue, Lafayette, IN 47905 Proxy Solicited by Board of Directors for Annual Meeting – March 18, 2021 at 10:00 a.m. The undersigned shareholder(s) appoint(s) Robert Leasure, Jr. and Beth A. Taylor, and each of them, with full power of substitution, as attorneys and proxies (each a “Proxy”) for and in the name and place of the undersigned, and hereby authorize(s) each of them to represent and to vote all of the common shares of Bioanalytical Systems, Inc. that are held of record by the undersigned as of January 27, 2021, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Bioanalytical Systems, Inc. to be held on March 18, 2021 at 10:00 a.m. (Eastern time), and at any adjournments or postponements thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, each Proxy will have authority to vote FOR the nominees in Proposal 1 and FOR Proposals 2 and 3. In each Proxy’s discretion, such Proxy is authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements thereof. (Items to be voted appear on reverse side.) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +